UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2009

Hard Rock Hotel Holdings, LLC
 (Exact name of registrant as specified in its charter)

Delaware	000-52992	16-1782658
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4455 Paradise Road, Las Vegas, NV	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 693-5000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 11, 2009, Steven Rattner resigned from the board of directors of Hard Rock Hotel Holdings, LLC (the “Company”). Pursuant to the Company’s limited liability company agreement, on the same date, DLJMB HRH VoteCo, LLC appointed Edward A. Johnson to replace Mr. Rattner as a director of the Company. There is no arrangement or understanding between Mr. Johnson and any other persons pursuant to which he was selected as a director of the Company. In addition, there is no transaction between Mr. Johnson and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 11, 2009	Hard Rock Hotel Holdings, LLC

	By:	/s/ FRED J. KLEISNER

	Name: Its:	Fred J. Kleisner President